EXHIBIT 10.52
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                              CONSULTING AGREEMENT
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      THIS CONSULTING  AGREEMENT (this  "Agreement") is made effective as of the
10th day of October, 2001 (the "Effective Date") by and between TSET, Inc., a Nevada corporation (the "Company") and Jeffrey D. Wilson (the "Consultant").

                                    RECITALS:
                                    --------

      WHEREAS, the Company desires to engage the Consultant, and the Consultant desires to be engaged, to provide certain consulting services to the Company, pursuant to the terms and conditions of this Agreement;

      NOW THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

                                   AGREEMENT:
                                   ---------

      1. RECITALS.  The above recitals are true and correct and are incorporated

      2. CONSULTING SERVICES. Consultant hereby agrees to provide to the Company the consulting services described in this Section 2 on a non-exclusive basis. The Consultant shall use his best efforts to assist the Company during the term of this Agreement in connection with the following: (i) assisting the Company with the transition of services from the Consultant's role as Chief Executive Officer of the Company; (ii) assisting the Company in its legal proceedings with
W. Allan Thompson, Ingrid T. Fuhriman, Robert L. Fuhriman II and Weihao Long (including, without limitation, preparations and testimony given in deposition, arbitration or other proceedings); (iii) providing general legal and managerial services; and (iv) providing other consulting services as mutually agreed by the Consultant and the Company.

      3. HOURLY FEE. The Company shall pay the Consultant an hourly fee equal to One Hundred Fifty Dollars (US $150.00) per hour for each hour worked by the Consultant in connection with the consulting services described in Section 2 (the "Hourly Fee"). The Company shall make available to the Consultant thirty-five (35) hours per calendar month during the term of this Agreement. The Consultant shall perform thirty-five (35) hours of consulting services per month and the Company shall pay the Consultant for the thirty-five (35) hours on a bi-monthly basis.

      4. OPTIONS. The Company shall grant to the Consultant on the earlier to occur of (i) the termination of this Agreement, or (ii) one (1) year from the date hereof, an option (the "Option") to purchase from the Company a number of shares of the Company's common stock, par value $0.001 per share, equal to (i) the cumulative number of hours worked by the Consultant during the term of this

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Agreement,  multiplied by (ii) one hundred (100). The Option shall be granted to the Consultant upon the following terms and conditions:

            4.4.1. EFFECTIVE DATE OF GRANT OF OPTION. The effective date of the grant of the Option pursuant to this Section 4.4 shall be the earlier to occur of (i) the termination of this Agreement, or (ii) one (1) year from the date hereof.

            4.4.2. TERM OF OPTION. The term of the Option shall be three (3) years.

            4.4.3. PURCHASE PRICE. The exercise price per share of the Option shall be the closing price of the Company's common stock as of the date of grant of the Option.

            4.4.4. VESTING OF OPTION. The Option shall become fully vested and exercisable upon the date of grant of the Option.

      5. INCENTIVE OPTION GRANT. The Company may, in its sole discretion, grant to the Consultant an option to purchase one hundred thousand (100,000) shares of the Company's common stock (the "Incentive Option") upon the successful conclusion of the Company's legal proceedings against W. Alan Thompson, Ingrid
T. Fuhriman, Robert L. Fuhriman II and Weihao Long. The term of the Incentive Option shall be three (3) years and fully vest and become exercisable immediately upon the grant hereof. The exercise price of the Incentive Option shall be the closing price of the Company's common stock on the date of the grant thereof.

      6. EXPENSES; REIMBURSEMENT. Within fifteen (15) days of the submission by the Consultant of adequate documentation as determined by the Company, the Company shall reimburse the Consultant for all reasonable expenses paid, incurred or advanced by him in the performance of the services contemplated hereunder in accordance with the Company's reimbursement policies as determined from time to time in the sole discretion of the Board of Directors (the "Board") or the Chief Executive Officer. Any disputes as to the eligibility of an expense for reimbursement shall be resolved in the sole discretion of the Board or the Chief Executive Officer. All expenses over two hundred fifty dollars ($250.00) must be approved in advance by the Company's Chief Executive Officer.

      7. TERM. The term of this Agreement shall be for one (1) year from the date hereof and may be extended by mutual written consent of the Company and the Consultant.

      8.  TERMINATION.  The  Consultant may terminate this Agreement upon thirty
(30) days' prior written notice. The Company may terminate this Agreement upon the occurrence of Cause (as defined below). "Cause" as used herein shall mean:
(i) the Consultant's willful misconduct; (ii) the Consultant's conviction of a felony crime; (iii) a fraudulent action by the Consultant against the Company or in connection with the performance of his services hereunder, as determined by the Company; or (iv) the Consultant's failure or refusal to comply with the provisions of this Agreement or his failure to perform his services and obligations under this Agreement. In the event the Consultant is terminated for Cause, the Company shall be released from all obligations hereunder, except for the obligation to pay any compensation and expense reimbursements described in Sections 3, 4 and 7 hereof that have accrued as of the effective date of any such termination.

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      9. COMPANY PROPERTY.  If this Agreement is terminated for any reason,  the
Consultant shall promptly return to the Company, any and all documents and any other materials of any type or nature whatsoever supplied to the Consultant by the Company, and any reproductions thereof and any additions made thereto. Title to any material furnished to the Consultant by the Company, and any additions made thereto, shall remain property of the Company and the Consultant shall have no ownership interest in any of the materials. In addition, all documents, training materials, presentation materials, names of potential investors and other information and documents produced or used by the Consultant on behalf of the Company, is and shall be the property of, and shall remain in the possession of, the Company and the Consultant shall have no ownership interest in any of said materials.

      10. CONFIDENTIAL INFORMATION. The Consultant acknowledges that during the term of this Agreement, the Consultant may be given access to or may become acquainted with Confidential Information (as hereinafter defined) and/or trade secrets of the Company. Subject to the exceptions set forth below and permitted uses of Confidential Information in connection with the provision of services pursuant to this Agreement, the Consultant acknowledges that the Confidential Information and/or trade secrets of the Company as such may exist from time to time, are valuable, confidential, special and unique assets of the Company, expensive to produce and maintain and essential for the operation of its business. The Consultant hereby agrees that he shall not communicate, disclose or divulge to any Person, as defined below, or use for its benefit or the benefit of any Person, in any manner any Confidential Information or trade secrets of the Company acquired before or during the term of this Agreement, or any other confidential information concerning the conduct and details of the businesses of the Company, except as may be required for the Consultant to perform the services hereunder and otherwise to comply with the terms and conditions and intent of this Agreement and by law, or to enforce the Consultant's rights hereunder. As used in this Section, "Confidential Information" of the Company means any and all information (verbal and written) relating to the Company or any of its subsidiaries or any of its affiliates, or any of their respective activities, including, but not limited to, information relating to trade secrets, personnel lists, financial information, research projects, services used, pricing, software, software code, technical memoranda, designs and specifications, new products and services, comparative analyses of competitive products, technology, know-how, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. Confidential Information shall not include information that, at the time of disclosure, (a) is known or available to the general public by publication (including, without limitation, the public disclosure of information pursuant to the Company's reporting obligations under applicable federal and state securities laws) or otherwise through no act or failure to act on the part of the Consultant in violation of this Section 11, (b) became known or was derived by the Consultant by some demonstrable means other than as a result of the Consultant's access thereto, (c) was rightfully received from a third party without similar restrictions and without breach of this Agreement or any other agreement, or (d) was independently developed by the Consultant without any utilization of the Confidential Information. The Consultant shall not be liable for any disclosure of Confidential Information made pursuant to a valid and enforceable judicial or governmental order (a "Mandated Disclosure") not sought by the Consultant for the purpose of circumventing his obligations hereunder; provided, however, that the Consultant's obligations under this Section 11 shall be deemed satisfied if, promptly upon the Consultant's receipt of a subpoena or other written notice seeking disclosure of Confidential Information, the Consultant shall provide written notice to the Company of any attempt to obtain the Mandated Disclosure

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and in any event prior to any disclosure of  Confidential  Information  pursuant thereto, and reasonably cooperates with the Company in the event that the Company elects to legally contest and avoid the Mandated Disclosure. As used in this Section, "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperation, trust or estate.

      11. INDEPENDENT CONTRACTOR. It is expressly understood and agreed that, in the performance of the services under this Agreement, the Consultant shall, at all times, act as an independent contractor with respect to the Company. Nothing in this Agreement is intended nor shall be construed to create, for any contractual, tax, statutory, regulatory or other purpose whatsoever, an employer/employee relationship, a partnership relationship, a joint venture relationship or any other type of relationship other than as set forth herein.
The relationship is and shall remain that of independent parties to a contractual relationship. The Consultant shall have no right to bind the Company with respect to any agreement, proposal or any other matter.

      12. INDEMNIFICATION BY CONSULTANT. The Consultant shall indemnify, defend and hold the Company and its officers, directors, employees, affiliates and agents harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses) (collectively, an "Indemnified Liability"), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Consultant contained in this Agreement; provided, however, that such indemnification shall not apply to indemnify the Company for any Indemnified Liability (i) resulting from the Company's own negligent or illegal act, or (ii) arising out of any information provided to the Consultant in connection with the performance of services hereunder or used in the preparation of any reports (including, without limitation, any reports prepared for filing with any governmental or quasi-governmental agency or authority in connection with the Company's obligations under applicable laws, rules, or regulations, or otherwise), agreements, documents (including, without limitation, any disclosure documents prepared for use by any stockholder, prospective investor or lender, or other third party), or other information provided verbally or in writing to the Consultant by the Company that contains false, misleading, or misrepresentative statements or omits material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

      13.INDEMNIFICATION BY COMPANY. The Company shall indemnify, defend and hold the Consultant harmless against an Indemnified Liability relating to or arising from (i) the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or (ii) arising out of any information provided to the Consultant in connection with the performance of services hereunder or used in the preparation of any reports (including, without limitation, any reports prepared for filing with any governmental or quasi-governmental agency or authority in connection with the Company's obligations under applicable laws, rules, or regulations, or otherwise), agreements, documents (including, without limitation, any disclosure documents prepared for use by any stockholder, prospective investor or lender, or other third party), or other information provided verbally or in writing to the Consultant by the Company that contains false, misleading, or misrepresentative statements or omits material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing provision shall not apply to indemnify the Consultant for any liability, loss or damage,

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including  all  costs  and  expenses  related  thereto,   as  a  result  of  the
Consultant's own negligent or illegal action.

      14. MISCELLANEOUS.

          (a) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding, and neither this Agreement nor any provision hereof may be waived, modified, amended or, except to the extent, if any, otherwise provided in this Agreement, terminated, except by a written agreement signed by the parties hereto.

          (b) NO ASSIGNMENT. Neither party to this Agreement may assign this Agreement absent the prior written consent of the other party.

          (c) NEVADA LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, determined without regard to provisions of conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts located in Clackamas County in the State of Oregon in any and all actions between or among any of the parties hereto, whether arising hereunder or otherwise, without regard to its conflict of laws principles to the extent that such principles would require the application of laws other than the State of Oregon. Venue for any action arising hereunder shall lie exclusively in Clackamas County, Oregon.

          (d) ENFORCEMENT COSTS. If any legal action or other proceedings is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

          (e) WAIVERS; CUMULATIVE RIGHTS AND REMEDIES. No waiver of any breach, default or provision hereunder shall be considered valid unless in a writing signed by the party to be charged therewith, and no such waiver shall be deemed a waiver of any subsequent breach or default hereunder. The Consultant's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies provided at law or equity.

          (f) SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein. In any such case, the provision deemed unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof and such provision, as so modified, shall remain in full force and effect thereafter.

          (g) NOTICES. All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and (a) when

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delivered  personally,  (b) when transmitted by facsimile (with written evidence of confirmation or answerback), (c) when delivered by electronic mail and the delivering party receives system confirmation that the electronic mail was delivered; (d) five (5) days after they are mailed by first class certified mail, return receipt requested, postage prepaid, or (e) two days after they are sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at the following addresses or to such other addresses as the parties may give notice in accordance herewith:

      If to the Company:      TSET, Inc.
                              333 South State Street, PMB 111
                              Lake Oswego, Oregon  97034
                              Telephone:  (503) 598-1900
                              Facsimile:  (503) 968-0867
                              Attn:       _____________________

      With a copy to:         Kirkpatrick & Lockhart LLP
                              Miami Center, 20th Floor
                              201 S. Biscayne Boulevard
                              Miami, Florida  33131
                              Telephone:  (305) 539-3300
                              Facsimile:  (305) 358-7095
                              Attn:  Clayton E. Parker, Esq.

      If to the Consultant:   Jeffrey D. Wilson
                              5003-F Foothills Road
                              Lake Oswego, Oregon 97034
                              Telephone: (503) 380-5558
                              Facsimile: (503) 635-4400


          (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by a facsimile signature page shall be binding upon that party so confirming.

          (i) AUTHORIZATION. Each party hereto represents and warrants that it has taken all action necessary for the authorization, execution, delivery and performance of this Agreement, and that when executed and delivered, this Agreement shall constitute a legal, valid and binding obligation of the party enforceable in accordance with its terms.

          (j)  HEADINGS.  Headings  and  captions  used  in this  Agreement  are
intended  for   convenience   or  reference   only  and  shall  not  affect  the
interpretation hereof.



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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                   TSET, INC.


                                   By: /s/ Richard Papworth
                                   Name:   Richard Papworth
                                   Its:    Chief Financial Officer



                                   /s/ Jeffrey D. Wilson
                                   ---------------------
                                   JEFFREY D. WILSON


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